UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May, 1, 2025

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.

1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

1-1822	Spire Missouri Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act (only applicable to Spire Inc.):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC

Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As disclosed on its Current Report on Form 8-K filed April 21, 2025, Spire Missouri Inc. (formerly named Laclede Gas Company) entered into a Bond Purchase Agreement to issue and sell in a private placement $90 million in aggregate principal amount of its First Mortgage Bonds due September 15, 2030 (the “2030 Bonds”) and $60 million in aggregate principal amount of its First Mortgage Bonds due September 15, 2032 (the “2032 Bonds” and together with the 2030 Bonds, the “Bonds”). The transactions closed on May 1, 2025, and Spire Missouri Inc. used the proceeds for general corporate purposes. The 2030 Bonds will bear interest at a rate of 4.88% per annum. The 2032 Bonds will bear interest at a rate of 5.12% per annum. The interest on the Bonds is payable semi-annually on the 15th day of March and September of each year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.

Date:	May 1, 2025	By:	/s/ Adam W. Woodard
Adam W. Woodard Vice President and Chief Financial Officer

Spire Missouri Inc.

Date:	May 1, 2025	By:	/s/ Melinda S. Rush
Melinda S. Rush Chief Financial Officer and Assistant Treasurer